certification [Exhibit 99.906 CERT]

Kevin E. Wolf, Principal Executive Officer, and Erik Naviloff, Principal Financial Officer of Northern Lights Fund Trust II (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2025, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President		Principal Financial Officer/Treasurer
Northern Lights Fund Trust II		Northern Lights Fund Trust II

/s/ Kevin E. Wolf		/s/ Erik Naviloff
Kevin E. Wolf		Erik Naviloff
Date:	8/8/2025	Date:	8/8/2025

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.